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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Thompson Creek Metals Company Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-169681 and 333-153219) and Form S-3 (No. 333-170232) of Thompson Creek Metals Company Inc. of our reports dated February 27, 2012, with respect to the consolidated balance sheets of Thompson Creek Metals Company Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Thompson Creek Metals Company Inc.

/s/ KPMG LLP
Denver, Colorado
February 27, 2012

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  Exhibit 23.1